Exhibit 99.1

OAK HILL CAPITAL PARTNERS III, L.P.
By:	OHCP GenPar III, L.P., its General Partner
By:	OHCP MGP Partners III, L.P., its General Partner
By:	OHCP MGP III, Ltd., its General Partner

By:	/s/ John R. Monsky	04/8/2016
	John R. Monsky	Date
Vice President

OAK HILL CAPITAL MANAGEMENT PARTNERS III, L.P.
By:	OHCP GenPar III, L.P., its General Partner
By:	OHCP MGP Partners III, L.P., its General Partner
By:	OHCP MGP III, Ltd., its General Partner

By:	/s/ John R. Monsky	04/8/2016
	John R. Monsky	Date
Vice President

OHCP GENPAR III, L.P.
By:	OHCP MGP Partners III, L.P., its General Partner
By:	OHCP MGP III, Ltd., its General Partner

By:	/s/ John R. Monsky	04/8/2016
	John R. Monsky	Date
Vice President

OHCP MGP PARTNERS III, L.P.
By:	OHCP MGP III, Ltd., its General Partner

By:	/s/ John R. Monsky	04/8/2016
	John R. Monsky	Date
Vice President